Exhibit 24.8

POWER OF ATTORNEY
The undersigned hereby constitutes and appoints Pedro Arnt, Jacobo Cohen Imach and Marcelo Melamud, or any of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign in the name of and on behalf of the undersigned and the capacity indicated below in respect of MercadoLibre, S. de R.L. de C.V. (the “Company”) in connection with the Company’s Registration Statement on Form S-3 which will be initially filed with the Securities and Exchange Commission (the “SEC”) on or about December 30, 2020, to sign any and all amendments, including any Post-Effective Amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.
Pursuant to the requirements of the Securities Act of 1933, as amended, the Power of Attorney has been signed below, effective as of December 30, 2020, by the following person in the capacity indicated below:
Signature	Title	Date
/s/ ROBERTO HIRIART MADRAZO	Manager	December 30, 2020.
Roberto Hiriart Madrazo